Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact: Roger L. Mann

Unizan Financial Corp.

President and Chief Executive Officer

Telephone: 330.438.1118 or 1.866.235.7203

E-mail address: rmann@unizan.com

Media Contact: Sandy K. Upperman

Unizan Financial Corp.

Vice President, Corporate Communications

Telephone: 330.438.4858

E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. REPORTS FOURTH QUARTER AND

YEAR END 2004 FINANCIAL RESULTS

CANTON, Ohio, February 18, 2005 - Unizan Financial Corp. (NASDAQ:UNIZ), today reported net income of $3.3 million for the quarter ended December 31, 2004, or $0.15 per diluted share, compared with net income of $2.9 million or $0.13 per diluted share reported for the quarter ended September 30, 2004 and $2.6 million, or $0.12 per diluted share, for the quarter ended December 31, 2003. As previously announced, the fourth quarter 2004 results include a $2.2 million, or $0.10 per diluted share, after-tax charge to recognize an other-than-temporary impairment in value of certain investment securities. The fourth quarter 2004 results also include $160 thousand after-tax, or $0.01 per diluted share, of merger-related severance and other charges compared to an after-tax severance charge of $2.0 million, or $0.09 per diluted share, in the 2003 period. The third quarter 2004 results included an after-tax gain of $317 thousand, or $0.01 per diluted share, on the sale of the Company’s Wooster Financial Center and $309 thousand after-tax, or $0.01 per diluted share, of merger-related severance costs and professional fees.

Net income for the year-ended December 31, 2004 was $11.7 million or $0.53 per diluted share compared to $23.2 million or $1.05 per diluted share for 2003. In addition to the fourth quarter 2004 charge discussed above, during 2004 Unizan recognized salary expense of $5.1 million pre-tax, or $3.3 million after-tax, in relation to the exercise of certain stock options and additional expenses of $2.7 million pre-tax, or $1.8 million after-tax, for merger-related professional fees and severance costs.

Net interest income - Net interest income was $17.2 million for the three months ended December 31, 2004, up 6.9% from the previous quarter and down 7.4% from the same quarter last year. Net interest income has declined from a year ago due to a 4.7% lower level of average earning assets as well as a decline in the net interest margin. Additionally, the yield on earning assets and the cost of funds have been impacted by a change in the mix and duration of outstanding assets and liabilities. The net interest margin was 2.97% for the fourth quarter of 2004 compared to 2.75% for the third quarter of 2004 and 3.04% for the fourth quarter of 2003. Net interest income was negatively impacted during the third quarter of 2004 by faster than projected amortization of the purchase accounting adjustments associated with the mark-to-market of UNB Corp.’s loan portfolio at the time of the merger between UNB Corp. and BancFirst Ohio Corp. in March of 2002. During the third quarter of 2004, $1.4 million of amortization was recognized compared with $436 thousand in the fourth quarter of 2004 and $548 thousand in the fourth quarter of 2003. This amortization reduced the Company’s net interest margin by 0.23% in the third quarter of 2004 as compared to .07% in the fourth quarter of 2004 and .09% in the fourth quarter of 2003.

Provision for loan losses – The provision for loan losses was $1.4 million for the three months ended December 31, 2004, compared to $3.8 million in the previous quarter and $1.5 million in the fourth quarter of 2003. Net charge-offs for the three months ended December 31, 2004, were $1.5 million compared to $2.3 million for the third quarter of 2004 and $1.5 million for the fourth quarter of 2003. The decrease in net charge-offs from the third quarter of 2004 was mainly attributed to decreases in commercial, commercial real estate and government guaranteed loan charge-offs.

Other income - Other income, excluding net gains and losses on securities, was $6.8 million for the fourth quarter of 2004 compared with $7.3 million for the third quarter of 2004 and $6.6 million for fourth quarter of 2003. Results for the third quarter of 2004 included a $488 thousand pre-tax gain on the sale of the Wooster Financial Center.

Gains on sales of loans totaled $1.1 million, compared with $1.0 million in both the third quarter of 2004 and fourth quarter of 2003. During the fourth quarter of 2004, gains from the sale of the guaranteed portion of Small Business Administration (SBA) and other government guaranteed loans were $1.0 million, compared with $898 thousand of gains in the third quarter of 2004 and $810 thousand of gains in the fourth quarter of 2003.

Gains from the sale of residential mortgage loans in the fourth quarter of 2004 were $113 thousand compared with $110 thousand of gains recognized in the third quarter of 2004 and $196 thousand of gains in the fourth quarter of 2003. With the rise in interest rates and fewer customers who can benefit from refinancing, fees associated with the mortgage related business have declined as refinancing activity has slowed.

Net securities losses of $3.3 million were recognized in the fourth quarter of 2004 compared to net losses of $60 thousand in the prior quarter and $502 thousand in the fourth quarter of 2003. As noted earlier, the fourth quarter 2004 results include a $3.4 million pre-tax other-than-temporary impairment charge associated with adjustable rate perpetual preferred stock issued by Fannie Mae (FNMA) and Freddie Mac (FHLMC). Losses in the fourth quarter of 2003 related to sales of equity securities and a write-down of a corporate obligation.

Other expense - Other expense was $15.0 million for the three months ended December 31, 2004, down $635 thousand, or 4.0%, from the previous quarter and down $3.9 million, or 20.8%, from the same quarter last year. The decrease from the prior quarter was primarily attributed to a $1.7 million decrease in salaries and benefits due to declines in staffing levels and lower benefits and severance costs. Total full time equivalent employees have decreased from 735 at December 31, 2003 to 650 at September 30, 2004 and 627 at December 31, 2004. This decrease in salaries and benefits was partially offset by a $1.4 million increase in other expenses which related to higher professional fees incurred in connection with activities associated with Section 404 of the Sarbanes-Oxley Act as well as filling staffing vacancies. The decrease from the year ago quarter primarily related to a $4.2 million decrease in salaries and benefits which was mainly attributed to the prior year period including a $2.2 million pre-tax severance charge. Salaries and benefits expense in general also declined as a result of lower staffing levels.

Provision for income taxes - The effective tax rate for the three months ended December 31, 2004 was 22.9% compared to 26.3% in the previous quarter and 39.7% in the same quarter last year. The Company’s effective tax rates for the third and fourth quarter of 2004 were primarily impacted by tax-exempt income being a larger portion of pre-tax income which had the effect of reducing the effective tax rate as compared to the fourth quarter of 2003. Also, the higher effective tax rate in the 2003 period resulted from the non tax deductible nature of a large portion of the severance charge recognized in such period.

Balance sheet - Total assets at December 31, 2004 were $2.57 billion compared to $2.59 billion at the end of the third quarter 2004 and $2.73 billion a year ago. Assets remained relatively unchanged from the prior quarter and declined 5.7% compared to year end 2003. Compared to the prior year, securities declined by 9.9% while loans decreased by 4.8%. During 2004, growth in commercial loans was more than offset by declines in all other loan categories. These declines were attributed to the closing of the aircraft lending centers, competitive factors involving rate and structure and fewer lending officers originating new loans due to turnover of relationship managers in areas where there is significant market overlap with Huntington Bancshares Incorporated (“Huntington” – see Pending Merger below).

Total deposits decreased by $135.1 million, or 6.8%, compared to the prior year. A total of $15.4 million of this decline was due to the sale of the Wooster Financial Center during the third quarter of 2004. Of the deposits sold, $10.3 million were certificates of deposit with the remaining distributed between demand and savings accounts. During 2004, interest bearing demand deposits declined by 20.6%, savings deposits, including money market accounts, declined by 0.8% and certificate of deposits declined by 10.3% while non-interest bearing deposits increased 11.9%. During the first half of 2003, Unizan Bank executed a deposit gathering strategy utilizing introductory rates within the interest bearing demand and money market deposit products. A portion of the funds gathered were rate sensitive and have shifted to other higher yielding alternatives. The decline in certificate of deposits was partially due to the maturity of $60.2 million of brokered deposits and is consistent with the Company’s overall strategy to change the deposit mix.

Asset quality – At December 3, 2004, non-performing loans to total loans increased to 1.61% from 1.53% at September 30, 2004 and 1.32% at December 31, 2003. Non-performing loans at December 31, 2004 were $30.2 million compared to $29.2 million at September 30, 2004 and $25.9 million at December 31, 2003.

Non-performing loans, excluding the portion of the loans guaranteed by the government, at December 31, 2004 were $22.9 million compared to $22.2 million at September 30, 2004 and $19.4 million at December 31, 2003. The $705 thousand or 3.2% increase in non-performing loans since September 30, 2004, is primarily attributed to a $376 thousand increase in non-performing aircraft loans and an $833 thousand increase in non-performing commercial real estate loans, offset in part by a $443 thousand decline in net non-performing government guaranteed loans. The $3.5 million increase in non-performing loans from December 31, 2003 was mainly due to a $2.6 million increase in non-performing aircraft loans and a $2.3 million increase in non-performing commercial real estate loans, offset in part by a $1.5 million decline in non-performing residential real estate loans.

Pending Merger

As previously announced, the Company has extended its agreement to merge with Huntington to January 27, 2006. As reported, Huntington continues to have ongoing discussions with the staff of the Securities and Exchange Commission (“SEC”) regarding resolution of its previously announced formal investigation into certain financial accounting matters relating to fiscal years 2002 and earlier and certain related disclosure matters. Also, Huntington expects to enter into formal supervisory agreements with its banking regulators, the Federal Reserve Board and Office of the Comptroller of the Currency, providing for a comprehensive action plan designed to address its financial reporting and accounting policies, procedures and controls, and its corporate governance practices. Huntington remains in active dialogue with banking regulators concerning these and related matters and is working diligently to resolve them in a full and comprehensive manner. Pending the successful resolution of these matters, Huntington would resubmit its applications for regulatory approval of the merger with Unizan Financial Corp.

Internal Control Over Financial Reporting

The Company’s management identified and reported to the Audit Committee the following control deficiencies, which, individually or in the aggregate, may constitute a material weakness in the Company’s internal control over financial reporting as of December 31, 2004.

•	Inadequate general computer controls related to 1) application and infrastructure change controls; and 2) security around user access rights to certain application systems.

•	Lack of sufficient documentation over the year end closing process combined with key employee turnover and lower staffing levels resulting from the pending merger with Huntington.

Management, with the oversight of the Audit Committee, has been aggressively addressing all of these issues and is committed to effectively remediating known weaknesses as expeditiously as possible. Although the Company’s remediation efforts are well underway and expected to be completed in the first quarter of 2005, the Company’s weaknesses will not be considered remediated until new internal controls are operational for a period of time and are tested, and management and its independent registered public accounting firm conclude that these controls are operating effectively. Due to the nature of and the time necessary to effectively remediate and test each of the weaknesses identified to date, the Company expects to conclude that some of the weaknesses identified to date had not been effectively remediated as of December 31, 2004. As a result, Management may not be able to issue a positive opinion on the Company’s internal controls in the Company’s 2004 Annual Report on Form 10-K. Management believes its assertions regarding the Company’s internal controls over financial reporting will not preclude an unqualified opinion on the financial statements contained in the Company’s 2004 Annual Report on Form 10-K and prepared in conformity with accounting principles generally accepted in the United States of America.

About Unizan

Unizan Financial Corp., a $2.6 billion holding company, is a financial services organization headquartered in Canton, Ohio. The company operates 42 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey and Indianapolis, Indiana. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.

About Huntington

Huntington Bancshares Incorporated is a $33 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has more than 139 years of serving the financial needs of its customers. Huntington provides innovative retail and commercial financial products and services through more than 300 regional banking offices in Indiana, Kentucky, Michigan, Ohio and West Virginia. Huntington also offers retail and commercial financial services online at huntington.com; through its technologically advanced, 24-hour telephone bank; and through its network of approximately 700 ATMs. Selected financial service activities are also conducted in other states including: Dealer Sales offices in Florida, Georgia, Tennessee, Pennsylvania, and Arizona; Private Financial Group offices in Florida; and Mortgage Banking offices in Florida, Maryland, and New Jersey. International banking services are made available through the headquarters office in Columbus and an office located in the Cayman Islands and an office located in Hong Kong.

Forward-looking Statements

This press release includes forward-looking statements that are subject to certain risks and uncertainties. Unizan Financial Corp.’s actual results, performance, or achievements may differ materially from those expressed or implied in the forward-looking statements. Risk or uncertainties that could cause or contribute to such material differences include, but are not limited to, general economic conditions, interest rate environment, competitive conditions in the financial services industry, changes in law, governmental policies and regulation, and rapidly changing technology affecting financial services. Reference is made to Unizan Financial Corp.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements.

Unizan Financial Corp.

CONSOLIDATED BALANCE SHEETS

(In thousands except per share data)

	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03
ASSETS
Federal funds sold and interest bearing deposits with banks	7,139	$8,408	$5,446	$5,080	$1,942
Securities, net	422,566	404,104	408,021	487,316	474,636
Federal Home Loan Bank stock, at cost	36,170	35,788	35,410	35,061	34,716
Loans originated and held for sale	1,256	2,353	2,118	4,744	2,679
Loans:
Commercial, financial and agricultural	268,339	266,262	269,219	258,677	261,167
Aircraft	106,845	117,497	126,824	134,889	133,277
Commercial real estate	607,470	610,061	646,900	662,289	658,699
Residential real estate	439,866	441,338	446,738	449,057	450,398
Consumer	450,617	465,591	469,236	464,323	464,943

Total Loans less unearned income	1,873,137	1,900,749	1,958,917	1,969,235	1,968,484
Less allowance for loan losses	26,356	26,387	24,922	24,611	24,611

Net loans	1,846,781	1,874,362	1,933,995	1,944,624	1,943,873

Total earning assets	2,340,268	2,351,402	2,409,912	2,501,436	2,482,457

Cash and cash equivalents	52,057	61,072	81,111	71,924	59,622
Premises and equipment, net	22,226	22,787	23,891	24,641	25,353
Goodwill	91,971	91,971	91,971	91,971	91,971
Other intangible assets	15,473	16,157	17,025	17,836	18,661
Accrued interest receivable and other assets	77,195	76,500	77,546	77,987	76,860

Total Assets	2,572,834	$2,593,502	$2,676,534	$2,761,184	$2,730,313

LIABILITIES
Deposits:
Non-interest bearing deposits	231,004	$213,621	$221,027	$214,844	$206,501
Demand - interest bearing	219,249	229,938	242,709	257,012	276,037
Savings	526,972	517,295	494,598	531,437	531,134
Certificates and other time deposits	863,501	856,914	908,903	942,850	962,120

Total deposits	1,840,726	1,817,768	1,867,237	1,946,143	1,975,792

Total borrowings	394,373	439,400	483,485	483,093	421,885
Accrued taxes, expenses and other liabilities	25,810	26,148	23,786	25,262	29,813

Total Liabilities	2,260,909	2,283,316	2,374,508	2,454,498	2,427,490

SHAREHOLDERS’ EQUITY
Common stock ($1.00 stated value, 100,000,000 shares authorized; 22,123,069 shares issued)	22,123	22,123	22,123	22,123	22,123
Paid-in capital	220,741	221,141	223,200	224,722	223,613
Retained earnings	74,854	74,560	74,654	74,461	74,993
Stock held by deferred compensation plan, 124,824; 122,209; 119,274; 118,616 and 118,616 shares at cost, respectively	(2,279)	(2,112)	(2,039)	(2,016)	(2,016)
Treasury stock, 43,956; 64,059; 327,256; 368,389 and 440,276 shares at cost, respectively	(1,137)	(1,647)	(9,282)	(10,308)	(11,515)
Accumulated other comprehensive loss	(2,377)	(3,879)	(6,630)	(2,296)	(4,375)

Total Shareholders’ Equity	311,925	310,186	302,026	306,686	302,823

Total Liabilities and Shareholders’ Equity	2,572,834	$2,593,502	$2,676,534	$2,761,184	$2,730,313

Unizan Financial Corp.

COMPARATIVE STATEMENTS OF INCOME

(In thousands except per share data)

	Three months ended
	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03
Interest income:
Interest on federal funds sold and interest bearing deposits with banks	$25	$21	$13	$8	$8
Interest and dividends on securities	3,742	3,040	4,269	4,597	4,127
Interest and fees on loans and loans held for sale	27,452	26,693	27,573	27,674	28,401

Total interest income	$31,219	29,754	31,855	32,279	32,536
Interest expense:
Interest on deposits	9,392	9,058	8,816	9,150	9,764
Interest on borrowings	4,596	4,576	4,366	4,337	4,164

Total interest expense	13,988	13,634	13,182	13,487	13,928

Net interest income	$17,231	16,120	18,673	18,792	18,608
Provision for loan losses	1,425	3,750	2,950	1,000	1,492

Net interest income after provision for loan losses	$15,806	12,370	15,723	17,792	17,116

Other income:
Trust, financial planning, brokerage and insurance sales	2,065	1,793	2,050	1,953	1,691
Customer service fees	1,784	1,854	1,848	1,844	2,107
Gains on sale of loans	1,117	1,008	686	1,245	993
Security gains/(losses), net	(3,348)	(60)	181	71	(502)
Other operating income	1,870	2,626	2,419	1,901	1,834

Total other income	3,488	7,221	7,184	7,014	6,123
Other expense:
Salaries, wages, pension and benefits	6,489	8,211	10,494	12,774	10,659
Occupancy expense	802	875	795	867	828
Furniture and equipment expense	533	520	572	534	562
Taxes other than income taxes	510	557	610	630	504
Intangible amortization expense	684	868	811	825	839
Other operating expense	6,030	4,652	5,252	5,784	5,598

Total other expense	15,048	15,683	18,534	21,414	18,990
Income before income taxes	$4,246	3,908	4,373	3,392	4,249
Provision for income taxes	972	1,029	1,242	980	1,685

Net Income	$3,274	$2,879	$3,131	$2,412	$2,564

Earnings per share:
Basic	$0.15	$0.13	$0.14	$0.11	$0.12
Diluted	$0.15	$0.13	$0.14	$0.11	$0.12

Dividends per share	0.135	$0.135	$0.135	$0.135	$0.135

Weighted average number of shares:
Basic	22,066,952	21,910,942	21,771,251	21,733,289	21,656,687
Diluted	22,211,146	22,052,059	21,989,444	21,972,349	21,940,831

NOTE:	Per share data is based on the weighted average number of shares outstanding adjusted for stock dividends or splits calculated under the treasury method using the average and end of period stock market price for basic and diluted shares, respectively.

Unizan Financial Corp.

COMPARATIVE STATEMENTS OF INCOME

(In thousands except per share data)

	For the full year ending
	12/31/2004	12/31/2003
Interest income:
Interest on federal funds sold and interest bearing deposits with banks	$67	$173
Interest and dividends on securities	15,648	20,745
Interest and fees on loans and loans held for sale	109,392	117,942

Total interest income	125,107	138,860

Interest expense:
Interest on deposits	36,416	43,012
Interest on borrowings	17,875	19,117

Total interest expense	54,291	62,129

Net interest income	70,816	76,731
Provision for loan losses	9,125	4,833

Net interest income after provision for loan losses	61,691	71,898

Other income:
Trust, financial planning, brokerage and insurance sales	7,861	7,199
Customer service fees	7,330	7,364
Gains on sale of loans	4,056	7,125
Security gains, net	(3,156)	1,773
Other operating income	8,816	7,141

Total other income	24,907	30,602

Other expense:
Salaries, wages, pension and benefits	37,968	37,219
Occupancy expense	3,339	3,432
Furniture and equipment expense	2,159	2,315
Taxes other than income taxes	2,307	2,051
Intangible amortization expense	3,188	3,387
Other operating expense	21,718	19,765

Total other expense	70,679	68,169

Income before income taxes	15,919	34,331
Provision for income taxes	4,223	11,108

Net Income	$11,696	$23,223

Earnings per share:
Basic	$0.53	$1.07
Diluted	$0.53	$1.05

Dividends per share	$0.540	$0.540

Weighted average number of shares:
Basic	21,871,255	21,683,336
Diluted	22,056,961	22,205,750

NOTE:	Per share data is based on the weighted average number of shares outstanding adjusted for stock dividends or splits calculated under the treasury method using the average and end of period stock market price for basic and diluted shares, respectively.

Unizan Financial Corp.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)

	2004 4th Qtr	2004 3rd Qtr	2004 2nd Qtr	2004 1st Qtr	2003 4th Qtr
EARNINGS
Net Interest Income FTE (1)	$17,510	16,400	18,959	19,061	18,909
Provision for loan losses	1,425	3,750	2,950	1,000	1,492
Other income	6,836	7,281	7,003	6,943	6,625
Security gains/(losses), net	(3,348)	(60)	181	71	(502)
Other expenses	15,048	15,683	18,534	21,414	18,990
FTE adjustment (1)	279	280	286	269	301
Net income	$3,274	2,879	3,131	2,412	2,564
Net income per share - diluted	$0.15	0.13	0.14	0.11	0.12

PERFORMANCE RATIOS
Return on average assets (ROA)	0.50%	0.44%	0.46%	0.36%	0.38%
Return on average common equity (ROE)	4.16%	3.71%	4.12%	3.17%	3.35%
Tangible return on average tangible assets	0.60%	0.55%	0.57%	0.45%	0.48%
Tangible return on avg. tangible common equity	7.20%	6.85%	7.49%	6.05%	6.40%
Net interest margin FTE	2.97%	2.75%	3.09%	3.08%	3.04%
Efficiency ratio (2)	58.86%	62.03%	59.60%	60.52%	62.59%

MARKET DATA
Book value/common share	$14.17	14.06	13.86	14.10	13.97
Tangible book value/common share	9.29	9.16	8.86	9.05	8.86
Period-end common share mkt value	26.35	27.61	26.10	24.91	20.25
Market as a % of book	186.0%	196.4%	188.3%	176.7%	145.0%
Cash dividends/common share	$0.135	0.135	0.135	0.135	0.135
Common stock dividend payout ratio	91.02%	103.27%	93.80%	121.68%	114.12%
Average basic common shares	22,066,952	21,910,942	21,771,251	21,733,289	21,656,687
Average diluted common shares	22,211,146	22,052,059	21,989,444	21,972,349	21,940,831
Period end common shares	22,017,113	22,059,010	21,795,813	21,754,680	21,682,793
Common stock market capitalization	$580,151	609,049	568,871	541,909	439,077

ASSET QUALITY
Gross charge-offs	$2,139	2,952	3,372	1,683	2,265
Net charge-offs	1,456	2,285	2,639	1,000	1,494
Delinquency Ratio	1.59%	1.60%	1.45%	1.67%	1.61%
Allowance for loan losses	$26,356	26,387	24,922	24,611	24,611
Non-accrual loans	28,294	26,628	22,173	23,152	20,566
Past due 90 days or more & accruing	1,856	2,546	5,612	5,488	5,333
Other assets owned	2,612	2,254	3,850	1,793	2,143
Nonperforming assets (NPAs)	32,762	31,428	31,635	30,433	28,042
Restructured loans	2,430	2,461	2,496	2,530	2,565
Net charge-off ratio	0.31%	0.47%	0.54%	0.20%	0.31%
Allowance/loans	1.41%	1.39%	1.27%	1.25%	1.25%
NPL to loans	1.61%	1.53%	1.42%	1.45%	1.32%
NPA to loans + other assets	1.75%	1.65%	1.61%	1.54%	1.42%
Allowance to NPLs	87.42%	90.45%	89.70%	85.93%	95.03%

AVERAGE BALANCES
Assets	$2,579,517	2,615,839	2,713,206	2,728,886	2,706,490
Deposits	1,820,310	1,845,818	1,895,935	1,954,707	1,994,244
Loans	1,883,193	1,935,094	1,964,587	1,971,090	1,947,729
Earning assets	2,349,292	2,376,178	2,469,808	2,486,312	2,466,001
Shareholders’ equity	313,231	308,618	305,902	306,128	303,902

ENDING BALANCES
Assets	$2,572,834	2,593,502	2,676,534	2,761,184	2,730,313
Deposits	1,840,726	1,817,768	1,867,237	1,946,143	1,975,792
Loans	1,873,137	1,900,749	1,958,917	1,969,235	1,968,484
Goodwill and other intangible assets	107,444	108,128	108,996	109,807	110,632
Earning assets	2,340,268	2,351,402	2,409,912	2,501,436	2,482,457
Total shareholders’ equity	311,925	310,186	302,026	306,686	302,823

(1) -	FTE defined as fully tax-equivalent
(2) -	Excludes amortization of intangibles and impairment of goodwill expenses. Fourth quarter 2004 excludes $246 pre-tax merger related professional fees and severance accrual. Third quarter 2004 excludes $488 pre-tax gain on sale of Wooster Financial Center and $476 pre-tax merger related professional fees and severance accrual. Second quarter 2004 excludes $1,427 pre-tax stock option expense and $823 pre-tax merger related professional fees and severance accrual. First quarter 2004 excludes $3,638 pre-tax stock option expense and $1,203 pre-tax merger related professional fees. Fourth quarter 2003 excludes $2,159 pre-tax expense related to a severance agreement.

Certain previously reported amounts may have been reclassified to conform to current reporting presentation.

Unizan Financial Corp.

Average Balance Sheet and Related Yields

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2004			2003			2004			2003
(dollars in thousands)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)	Average Balance	Income/ Expense	Rate (1)
Interest-earning assets
Interest bearing deposits and federal funds sold	$7,148	$25	1.39%	$4,181	$8	0.76%	$6,689	$67	1.00%	$15,848	$173	1.09%
Securities	458,951	4,008	3.47%	514,091	4,429	3.42%	475,063	16,711	3.52%	526,357	21,800	4.14%
Total loans (2)	1,883,193	27,466	5.80%	1,947,729	28,400	5.78%	1,938,331	109,461	5.65%	1,951,840	118,006	6.05%

Total interest-earning assets (3)	2,349,292	31,499	5.33%	2,466,001	32,837	5.28%	2,420,083	126,239	5.22%	2,494,045	139,979	5.61%

Nonearning assets:
Cash and due from banks	51,368			54,263			56,461			57,932
Other nonearning assets	205,181			210,799			207,520			213,013
Allowance for loan losses	(26,324)			(24,573)			(25,039)			(24,911)

Total assets	$2,579,517			$2,706,490			$2,659,025			$2,740,079

Interest bearing liabilities:
Demand deposits	$222,749	$303	0.54%	$276,328	$493	0.71%	$240,247	$1,299	0.54%	$282,540	$2,424	0.86%
Savings deposits	519,130	2,114	1.62%	531,950	1,364	1.02%	515,145	6,172	1.20%	500,362	5,407	1.08%
Time deposits	849,500	6,977	3.27%	978,859	7,907	3.20%	902,803	28,945	3.21%	1,028,820	35,181	3.42%
Subordinated note (4)	20,619	505	9.74%	20,000	505	10.02%	20,619	2,019	9.79%	20,000	2,019	10.10%
Company obligated mandatorily redeemable trust preferred (4)	—	—					—	—
Other borrowings	399,759	4,090	4.07%	361,556	3,659	4.02%	426,914	15,855	3.71%	376,685	17,098	4.54%

Total interest bearing liabilities	2,011,757	13,989	2.77%	2,168,693	13,928	2.55%	2,105,728	54,290	2.58%	2,208,407	62,129	2.81%

Noninterest bearing liabilities:
Demand deposits	228,931			207,107			220,746			196,729
Other liabilities	25,598			26,788			24,068			33,029
Shareholders’ equity	313,231			303,902			308,483			301,914

Total liabilities and equity	$2,579,517			$2,706,490			$2,659,025			$2,740,079

Net interest income and interest rate spread (3)		$17,510	2.56%		$18,909	2.73%		$71,949	2.64%		$77,850	2.80%

Net interest margin (5)			2.97%			3.04%			2.97%			3.12%

(1)	Calculated on an annualized basis.
(2)	Loan fees are included in interest income on loans.
(3)	Interest income is computed on a fully tax equivalent (FTE) basis, using a tax rate of 35%.
(4)	As of December 31, 2003, based on new accounting guidance issued under FASB Interpretation No. 46, the amounts previously reported as “company obligated mandatorily redeemable trust preferred” have been recaptioned “subordinated note”. The deconsolidation of the Trust increased the Company’s balance sheet by $619, the difference representing the Company’s common ownership in the Trust.
(5)	The net interest margin represents net interest income as a percentage of average interest-earning assets.

Unizan Financial Corp.

NONPERFORMING AND UNDERPERFORMING ASSETS

(dollars in thousands)
	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03
Non-performing loans:
Commercial	$1,689	$1,683	$3,180	$1,294	$1,292
Commercial real estate	6,453	5,620	5,433	5,713	4,112
Government guaranteed	9,266	9,438	7,926	9,334	8,939
Aircraft	2,826	2,450	291	2,003	247
Residential real estate	8,375	8,577	9,563	8,713	9,838
Direct installment loans	111	63	45	161	37
Indirect installment loans	204	160	155	212	212
Home equity	1,226	1,183	1,192	1,210	1,222

Total non-performing loans	30,150	29,174	27,785	28,640	25,899
Less: Government guaranteed amount	7,294	7,023	6,080	6,965	6,537

Total non-performing loans excluding government guaranteed amount	$22,856	$22,151	$21,705	$21,675	$19,362

Total non-performing loans	$30,150	$29,174	$27,785	$28,640	$25,899
Other assets owned	2,612	2,254	3,850	1,793	2,143

Total non-performing assets	32,762	31,428	31,635	30,433	28,042
Less: Government guaranteed amount	7,976	7,759	6,816	7,541	6,969

Total non-performing assets excluding government guaranteed amount	$24,786	$23,669	$24,819	$22,892	$21,073

Restructured loans	$2,430	$2,461	$2,496	$2,530	$2,565

Ratio of:
Non-performing loans to total loans	1.61%	1.53%	1.42%	1.45%	1.32%
Non-performing assets to total assets	1.27%	1.21%	1.18%	1.10%	1.03%
Non-performing assets to total loans + other assets	1.75%	1.65%	1.61%	1.54%	1.42%
Allowance to total loans	1.41%	1.39%	1.27%	1.25%	1.25%
Allowance to non-performing loans	87.42%	90.45%	89.70%	85.93%	95.03%

Ratio of (excluding government guaranteed amount):
Non-performing loans to total loans	1.22%	1.17%	1.11%	1.10%	0.98%
Non-performing assets to total assets	0.96%	0.91%	0.93%	0.83%	0.77%
Non-performing assets to total loans + other assets	1.32%	1.24%	1.26%	1.16%	1.07%
Allowance to non-performing loans	115.31%	119.12%	114.82%	113.55%	127.11%

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES

	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03
Average loans and leases:
Commercial	$187,149	$195,561	$198,914	$188,992	$193,154
Commercial real estate	607,848	636,693	653,138	664,241	648,784
Government guaranteed	72,949	64,643	61,280	61,676	62,591
Aircraft	111,681	121,690	132,578	133,725	133,267
Residential real estate	441,000	444,772	448,009	453,362	439,369
Indirect installment loans	101,154	108,903	116,422	123,426	130,478
Home equity	326,656	326,582	317,320	307,116	298,712
Other consumer	34,756	36,250	36,926	38,552	41,374

Total average loans and leases	$1,883,193	$1,935,094	$1,964,587	$1,971,090	$1,947,729

Net charge-offs (recoveries):
Commercial	$65	$175	$425	$(17)	$57
Commercial real estate	87	772	712	261	101
Government guaranteed	26	353	141	255	102
Aircraft	64	(47)	548	—	(124)
Residential real estate	261	236	(21)	(50)	38
Indirect installment loans	436	416	384	371	716
Home equity	217	164	196	11	286
Other consumer	300	216	254	169	318

Total	$1,456	$2,285	$2,639	$1,000	$1,494

	12/31/2004	09/30/04	06/30/04	03/31/04	12/31/03
Net charge-offs (recoveries) to average loans and leases (annualized):
Commercial	0.14%	0.36%	0.85%	-0.04%	0.12%
Commercial real estate	0.06%	0.49%	0.44%	0.16%	0.06%
Government guaranteed	0.14%	2.18%	0.92%	1.65%	0.65%
Aircraft	0.23%	-0.15%	1.65%	0.00%	-0.37%
Residential real estate	0.24%	0.21%	-0.02%	-0.04%	0.03%
Indirect installment loans	1.72%	1.53%	1.32%	1.20%	2.20%
Home equity	0.27%	0.20%	0.25%	0.01%	0.38%
Other consumer	3.45%	2.38%	2.75%	1.75%	3.07%
Total	0.31%	0.47%	0.54%	0.20%	0.31%